SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 13, 1999



                          Powerhouse Technologies, Inc.
             (Exact name of registrant as specified in its charter)



DELAWARE                         0-193220                    81-0470853
(State or other                  (Commission                 (IRS Employer
jurisdiction                     File Number)                Identification No.)
of incorporation)


            115 Perimeter Center Place, Suite 911, Atlanta, GA 30346
              (Address of principal executive offices and zip code)



                                 (770) 481-1800
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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


ITEM 5.   OTHER EVENTS
          ------------

     On May 13, 1999, Powerhouse Technologies, Inc. (the "Company") announced that it had entered into an agreement with Anchor Gaming ("Anchor") pursuant to which the Company consented to the purchase by Anchor or its affiliates of up to 5% of the Company's outstanding shares of common stock prior to the consummation of the previously announced merger transaction by and between the Company and Anchor. Anchor agreed to vote any such shares that it acquires consistent with the recommendation of the Company's board of directors, and if Anchor Gaming beneficially owns any shares of common stock of Powerhouse Technologies, Inc. acquired under the terms of this letter agreement at the time that any transaction involving a Superior Proposal (as defined in the Agreement and Plan of Merger) is consummated, then Anchor Gaming agrees to dispose of such shares at the closing of such transaction as recommended by the Board of Directors of Powerhouse Technologies, Inc.

     Copies of the letter agreement and the press release issued by the Company relating thereto have been filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------


       (c)  EXHIBITS

               99.1 Letter agreement dated as of May 7, 1999 among Anchor Gaming and Powerhouse Technologies, Inc.


               99.2      Press Release of the Company dated May 13, 1999

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                POWERHOUSE TECHNOLOGIES, INC.


                                                By:/s/ Richard M.Haddrill
                                                   ----------------------
                                                   Name: Richard M. Haddrill
                                                   Title: President and Chief
                                                          Executive Officer


Dated:  May 13, 1999


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


                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION                                             PAGE NO.
-----------     -----------                                             --------

99.1            Letter  agreement  dated as of May 7, 1999 among
                Anchor  Gaming and  Powerhouse Technologies, Inc.          5


99.2            Press Release of the Company dated May 13, 1999            7


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